Exhibit 10.1

Levi Strauss & Co.
Restricted Stock Unit Grant Notice
(2016 Equity Incentive Plan)

Levi Strauss & Co. (the “Company”), pursuant to Section 7(b) of the Company’s 2016 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award covering the number of Restricted Stock Units set forth below (the “Award”). Delivery of shares of Common Stock may be delayed pursuant to a Distribution Election Agreement attached hereto. This Award shall be evidenced by a Restricted Stock Unit Award Agreement (the “Award Agreement”). This Award is subject to all of the terms and conditions as set forth herein and in the applicable Award Agreement and the Plan, each of which is attached hereto and incorporated herein in its entirety.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:
Payment for Common Stock:	Participant’s services to the Company
Vesting Schedule: The Restricted Stock Units shall vest in a series of three (3) equal installments on the dates that are thirteen (13), twenty-four (24) and thirty-six (36) months following the Date of Grant. Notwithstanding the foregoing, if your Continuous Service terminates for a reason other than Cause after the first vesting installment, the remaining unvested portion of your Award shall become fully vested as of the date of such termination.
[Delivery Schedule: Delivery of one share of Common Stock for each Restricted Stock Unit that vests shall occur on the date that is six (6) months following your separation from service (within the meaning of Section 409A of the Code).]
[Delivery Schedule: Delivery of one share of Common Stock for each Restricted Stock Unit that vests shall occur on the applicable vesting date, provided that delivery may be delayed as provided in Section 3 of the Award Agreement and pursuant to your Distribution Election Agreement, if any.]
Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that any Distribution Election Agreement must be completed and returned to the Company within twenty-five (25) days following the Date of Grant. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the award of the Restricted Stock Units and the underlying Common Stock and supersede all prior oral and written agreements on that subject with the exception of (i) Stock Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

Other Agreements:

Levi Strauss & Co.			Participant
By:
	Signature		Signature

Title:		Date:

Date:

Attachments:	Award Agreement, Distribution Election Agreement, and 2016 Equity Incentive Plan

Levi Strauss & Co.
2016 Equity Incentive Plan
Restricted Stock Unit Award Agreement
Pursuant to your Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (“Agreement”), Levi Strauss & Co. (the “Company”) has awarded you a Restricted Stock Unit Award under its 2016 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units as indicated in your Grant Notice (collectively, the “Award”). Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Subject to adjustment and the terms and conditions as provided herein and in the Plan, each Restricted Stock Unit shall represent the right to receive one (1) share of Common Stock.
The details of your Award, in addition to those set forth in the Grant Notice, are as follows.
1.Number of Restricted Stock Units and Shares of Common Stock.
(a)The number of Restricted Stock Units subject to your Award and the number of shares of Common Stock deliverable with respect to such Restricted Stock Units may be adjusted from time to time for Capitalization Adjustments as described in Section 12(a) of the Plan. Except as provided in Section 15 below, you shall receive no benefit or adjustment to your Award with respect to any cash dividend or other distribution that does not result in a Capitalization Adjustment pursuant to Section 12(a) of the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.
(b)Any additional Restricted Stock Units, shares of Common Stock, cash or other property that becomes subject to the Award pursuant to this Section 1 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and Common Stock covered by your Award.
(c)Notwithstanding the provisions of this Section 1, no fractional Restricted Stock Units or rights for fractional shares of Common Stock shall be created pursuant to this Section 1. The Board shall, in its discretion, determine an equivalent benefit for any fractional Restricted Stock Units or fractional shares that might be created by the adjustments referred to in this Section 1.
2.Vesting. Subject to the conditions and limitations contained herein, your Award shall vest, if at all, as set forth in your Grant Notice and the Plan, provided that vesting shall cease upon the termination of your Continuous Service.
3.Delivery of Shares of Common Stock.
(a)Subject to the provisions of this Agreement and the Plan, if one or more Restricted Stock Units vests, the Company shall deliver to you one (1) share of Common Stock for each Restricted Stock Unit that vests (i) on the the applicable vesting date, or (ii) to the extent you have timely elected to defer delivery of such shares, in accordance with the distribution provisions set forth in the applicable Distribution Election Agreement. However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.
(b)Notwithstanding the foregoing, if you are subject to the Company’s insider trading policy in effect from time to time and any shares covered by your Award are scheduled to be delivered on a day (the “Original Delivery Date”) that does not fall during a “window period” applicable to you, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Delivery Date and shall instead be delivered on the first business day of the next occurring “window period” but in no event later than the later of: (i) December 31st of the calendar year of the Original Delivery Date, or (ii) the fifteenth (15th) day of the third calendar month following the Original Delivery Date. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(c)As a condition of delivery of shares of Common Stock, you will be required to enter into the Stockholders’ Agreement (or any successor to that agreement) and such other agreements as the Company may require pursuant to Section 8(f) of the Plan.
4.Payment by You. This Award was granted in consideration of your services for the Company. Subject to Section 14 below, except as otherwise provided in the Grant Notice, you will not be required to make any payment to the Company (other than your past and future services for the Company) with respect to your receipt of the Award, vesting of the Restricted Stock Units, or the delivery of the shares of Common Stock underlying the Restricted Stock Units.
5.Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not be issued any Common Stock under your Award unless either (i) the shares of Common Stock are then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in compliance with such laws and regulations.
6.Restrictive Legends. The Common Stock issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.
7.Put Right. Prior to an IPO Date, you, pursuant to the provisions of Section 8 of the Plan, shall have the right, but not the obligation, to require the Company to repurchase any or all of the shares of Common Stock acquired pursuant to your Award.
8.Call Right. Prior to an IPO Date, the Company, pursuant to the provisions of Section 8 of the Plan, shall have the right, but not the obligation, to repurchase all of the shares of Common Stock theretofore or thereafter acquired pursuant to your Award.
9.Transfer Restrictions. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the shares in respect of your Award. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock pursuant to this Agreement.
10.Market Stand-Off Agreement. As a condition to receiving shares of Common Stock under your Award you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days plus such additional period, to the extent required by FINRA rules, up to 216 days) following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock Up Period”) in connection with an initial public offering of Common Stock, if any; provided, however, that nothing contained in this Section 10 shall prevent the exercise of a repurchase right, if any, in favor of the Company during the Lock Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
11.Investment and Taxation Representations. In connection with the acquisition of shares of Common Stock, you represent to the Company the following:
(a)You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire such shares. You are purchasing such shares for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. You do not have any present intention to transfer such shares to any other person or entity.
(b)You understand that such shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed herein.
(c)You further acknowledge and understand that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. You further acknowledge and understand that the Company is under no obligation to register the securities.
(d)You are familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. You understand that the Company provides no assurances as to whether you will be able to resell any or all of the shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Exchange Act, that resales of securities take place only after the holder of the shares has held the shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this Section 11(d), you acknowledge and agree to the restrictions set forth in Section 11(e) below.
(e)You further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.
(f)You represent that you are not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. You also agree to notify the Company if you become subject to such disqualifications after the date hereof.
(g)You understand that you may suffer adverse tax consequences as a result of your acquisition or disposition of the shares. You represent that you have consulted any tax consultants you deem advisable in connection with the acquisition or disposition of the shares and that you are not relying on the Company for any tax advice.
12.Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employment of or service with the Company or any Affiliate, or of the Company or an Affiliate to continue your employment or service. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as an Employee, Director, or Consultant for the Company or any Affiliate.

13.Unsecured Obligation. Your Award is unfunded, and even as to any Restricted Stock Units that vest, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Common Stock pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Common Stock acquired pursuant to this Agreement until such Common Stock is issued to you pursuant to Section 3 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Common Stock so issued. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
14.Withholding Obligations.
(a)On or before the time you vest in your Restricted Stock Units or receive a distribution of Common Stock pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from payroll, other amounts payable to you, and any Common Stock issuable to you, and you otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). If specified in your Grant Notice, you may direct the Company to withhold shares of Common Stock with a Fair Market Value (measured as of the vesting date pursuant to Section 2 or the date of delivery pursuant to Section 3) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
(b)Unless the tax withholding obligations of the Company and/or any Affiliate, if any, are satisfied, the Company shall have no obligation to deliver to you any Common Stock.
(c)If the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
15.Dividend Equivalents. In accordance with Section 7(b)(v) of the Plan, the Restricted Stock Units subject to your Award shall be credited with any dividends declared and paid by the Company on its Common Stock. Such dividend equivalents shall be converted into additional Restricted Stock Units by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equal to the number of Restricted Stock Units then credited by (ii) the Fair Market Value per share of Common Stock on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents will be subject to all the terms and conditions, including vesting, of the Restricted Stock Units to which they relate.
16.Personal Data. You understand that the Company or an Affiliate holds certain personal information about you, including but not limited to your name, home address, telephone number, date of birth, national social insurance number, salary, nationality, job title, and details of all shares of Common Stock granted, cancelled, vested, unvested, or outstanding (the “Personal Data”). Certain Personal Data may also constitute “Sensitive Personal Data” within the meaning of applicable local law. Such data include but are not limited to Personal Data and any changes thereto, and other appropriate personal and financial data about you. You hereby provide express consent to the Company or an Affiliate to process any such Personal Data and Sensitive Personal Data. You also hereby provide express consent to the Company and/or an Affiliate to transfer any such Personal Data and Sensitive Personal Data outside the country in which you are employed or retained, including the United States. The legal persons for whom such Personal Data are intended are the Company and any broker company providing services to the Company in connection with the administration of the Plan. You have been informed of your right to access and correct your Personal Data by applying to the Company representative identified on the Grant Notice.
17.Additional Agreements and Acknowledgements. You hereby agree and acknowledge that:
(a)The rights and obligations of the Company with respect to your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.
(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c)You have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
(d)You will not question or contest in any way, whether pursuant to legal proceedings or otherwise, the Board’s determination of the Fair Market Value of Common Stock for purposes of determining the amount payable on exercise of your put right or the Company’s call right pursuant to Section 8 of the Plan.
(e)You will not question or contest in any way, whether pursuant to legal proceedings or otherwise, the Company’s determination, pursuant to Section 8(e) of the Plan, to (i) reject, in whole or in part, your exercise of a put right, or (ii) not exercise, in whole or in part, the Company’s call right.
(f)This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(g)All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
(h)Participation in the Plan is voluntary, and therefore, you must accept the terms and conditions of the Plan and this Award as a condition to participate in the Plan and receive this Award.
(i)The Plan is discretionary in nature and the Company can amend, cancel, or terminate it at any time.
(j)This Award and any other awards under the Plan are voluntary and occasional and do not create any contractual or other right to receive future awards or other benefits in lieu of future awards, even if similar awards have been granted repeatedly in the past.
(k)All determinations with respect to any such future awards, including, but not limited to, the time or times when such awards are made, the number of shares of Common Stock, and performance and other conditions applied to the awards, will be at the sole discretion of the Company.
(l)The value of the shares of Common Stock and this Award is an extraordinary item of compensation, which is outside the scope of your employment or service contract, if any.
(m)This Award and any shares of Common Stock issued thereunder, and any income derived therefrom, are a potential bonus payment not paid in lieu of any cash salary compensation and not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement benefits or similar payments.
(n)In the event of the termination of your Continuous Service, your eligibility to receive shares of Common Stock or payments under this Award or the Plan, if any, will terminate effective as of the date that you are no longer actively employed or retained regardless of any reasonable notice period mandated under local law, except as expressly provided in this Award.
(o)In the event of the termination of your Continuous Service for Cause, the Company, in its sole discretion, may rescind any transfer of Common Stock to you that occurred within six (6) months prior to such termination of Continuous Service or demand that you pay over to the Company the proceeds received by you upon the sale, transfer or other transaction involving the Common Stock in such manner and on such terms and conditions as the Company may require, and the Company shall be entitled to set-off against the amount of such proceeds any amount you owe to the Company to the fullest extent permitted by law.
(p)The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.
(q)No claim or entitlement to compensation or damages arises from the termination of this Award or diminution in value of the shares of Common Stock and you irrevocably release the Company and its Affiliates, from any such claim that may arise.
(r)The Plan and this Award set forth the entire understanding between you, the Company and any Affiliate regarding the acquisition of the shares of Common Stock and supersede all prior oral and written agreements pertaining to this Award.
18.Notices. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
19.Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
20.Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
21.Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 3 of this Agreement shall govern the timing of any distribution of Common Stock under your Award.

Levi Strauss & Co.
2016 Equity Incentive Plan
Restricted Stock Unit
Distribution Election Agreement

If you wish to defer the delivery date of shares of Common Stock under your Award of Restricted Stock Units, please complete this Distribution Election Agreement and return a signed copy to the Company representative identified on the Grant Notice no later than twenty-five (25) calendar days following the Date of Grant specified in the Grant Notice.

Defined terms not explicitly defined in this Distribution Election Agreement but defined in the Plan or your Restricted Stock Unit Award Agreement (“Agreement”) shall have the same definitions as in such documents.

Name:
Employee Number /SS #:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:
Vesting Schedule:

Instructions
In making this election, the following rules apply:

•
You may elect a single Settlement Date that occurs after the date of vesting of your entire Award. The “Settlement Date” is the earlier of (i) the date on which you have elected to receive the shares of vested Common Stock associated with your Award, as set forth below, (ii) your Separation from Service, and (iii) a Change in Control. In the absence of your completion of this Distribution Election Agreement, such shares will be issued to you on the vesting dates of your Award, subject to Section 3 of your Agreement. Notwithstanding the foregoing, as described in Section 3 of your Agreement, the distribution of such shares, even if you make a deferral election using this Distribution Election Agreement, may be delayed if the Company determines that your sale of the shares on such date would violate the Company’s policy regarding insider trading of the Company’s stock, as determined by the Company in accordance with such policy.

•	This Distribution Election Agreement is irrevocable.

•
Notwithstanding any provision in this Distribution Election Agreement, your Agreement or the Plan to the contrary, the issuance of the Common Stock shall be made in a manner that complies with the requirements of Section 409A of the Code, which shall include, without limitation, deferring such issuance for six (6) months after your Separation from Service, if such Separation from Service is the event causing such issuance and you are a “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance promulgated thereunder; provided however, that nothing in this paragraph shall require that such issuance be made earlier than it would otherwise be made under the Award.

Distribution Election
I hereby irrevocably elect to defer receipt of ________% [insert 20%, 40%, 60%, 80% or 100%] of the shares of the Common Stock associated with the above-referenced Award until the following date: __________________________. [Insert date that is the last date in vesting schedule or an anniversary of that date (but not later than the fifth anniversary).] If you have specified a percentage other than 100% in the preceding sentence, delivery of shares of Common Stock will be deferred pro rata with respect to each vesting installment of Restricted Stock Units.
Notwithstanding your election but subject to the Instructions above, to the extent your Award has vested, Common Stock will be issued to you upon the earlier of your Separation from Service or a Change in Control.

Time of Issuance
The shares of Common Stock you are entitled to receive on the Settlement Date specified in this Distribution Election Agreement will be transferred to you on or as soon as administratively practicable (but not later than 30 calendar days after) after such Settlement Date, subject to Section 3 of the Restricted Stock Unit Grant Agreement.

Terms and Conditions
By signing this form, you hereby acknowledge your understanding and acceptance of the following:

l.	Withholding. The Company shall have the right to deduct from all deferrals or payments hereunder, any federal, state, or local tax required by law to be withheld, if applicable.

2.	Nonassignable. Your rights and interests under this Distribution Election Agreement may not be assigned, pledged, or transferred other than as provided in the Restricted Stock Unit Agreement.

3.
Termination of this Agreement. The Company reserves the right to terminate this Distribution Election Agreement at any time in accordance with the requirements of Section 409A of the Code. In such case, Common Stock granted to you pursuant to your Restricted Stock Unit Grant Agreement may be issued to you immediately, only to the extent permitted by Section 409A of the Code and the regulations and other guidance promulgated thereunder.

4.
Definition of Change in Control. As used in this Distribution Election Agreement, the term “Change in Control” shall have the meaning contained in Section 409A(a)(2)(A)(v) of the Code and the regulations and other guidance promulgated thereunder.

5.
Definition of Separation from Service. As used in this Distribution Election Agreement, the term “Separation from Service” shall have the meaning contained in Section 409A(a)(2)(A)(i) of the Code and the regulations and other guidance promulgated thereunder.

By executing this Distribution Election Agreement, I hereby acknowledge my understanding of and agreement with all the terms and provisions set forth above.

Levi Strauss & Co.			Participant
By:
	Signature		Signature

Title:		Date:

Date: